As filed with the Securities and Exchange Commission on June 30, 2006

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of issuer as specified in its charter)

New Jersey	04-1923360
(State of incorporation)	(I.R.S. Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices) (Zip Code)

CHIQUITA STOCK AND INCENTIVE PLAN

(f/k/a Chiquita 2002 Stock Option and Incentive Plan)

(Full title of the plan)

Robert W. Olson, Esq.

Senior Vice President, General Counsel and Secretary

Chiquita Brands International, Inc.

250 East Fifth Street

Cincinnati, Ohio 45202

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (513) 784-8804

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01 per share	3,500,000 shares	$13.15	$46,025,000	$4,925

(1)	This registration statement also covers such indeterminable number of additional shares of Common Stock of Chiquita Brands International, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.
(2)	Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 26, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note: This registration statement on Form S-8 registers an additional 3,500,000 shares of the Common Stock of Chiquita Brands International, Inc. which may be issued pursuant to the Chiquita Stock and Incentive Plan (the “Plan”). A previous registration statement on Form S-8 (File No. 333-88514) registered 5,925,926 shares of Common Stock under the Plan. The contents of that registration statement are incorporated herein by reference except to the extent that an Item is restated below.

Item 5. Interests of Named Experts and Counsel

The legality of the securities being registered has been passed upon by Robert W. Olson, Esq., Senior Vice President, General Counsel and Secretary of the registrant. Mr. Olson presently holds employee stock options and shares of restricted stock under the Plan, and shares of Common Stock and warrants to purchase shares of Common Stock both directly and in the registrant’s Savings and Investment (401(k)) Plan.

Item 8. Exhibits

Exhibit Number
4	Chiquita Stock and Incentive Plan (Amended on April 6, 2006 and effective May 25, 2006), incorporated by reference to Appendix A to definitive Proxy Statement of Chiquita Brands International, Inc. for Annual Meeting of Shareholders held May 25, 2006, included as part of Schedule 14A filed on April 19, 2006.

5	Opinion of Counsel

23.1	Consent of Ernst & Young LLP

23.2	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 30th day of June, 2006.

CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/s/ Fernando Aguirre
Fernando Aguirre,
Chairman of the Board, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 30th day of June, 2006.

Signature	Title

/s/ Fernando Aguirre Fernando Aguirre	Chairman of the Board, President, and Chief Executive Officer

Morten Arntzen	Director

/s/ Jeffrey D. Benjamin* Jeffrey D. Benjamin	Director

Robert W. Fisher	Director

/s/ Clare M. Hasler * Clare M. Hasler	Director

/s/ Roderick M. Hills * Roderick M. Hills	Director

/s/ Durk I. Jager * Durk I. Jager	Director

Jaime Serra	Director

/s/ Steven P. Stanbrook Steven P. Stanbrook	Director

/s/ Jeffrey M. Zalla Jeffrey M. Zalla	Senior Vice President and Chief Financial Officer

/s/ Brian W. Kocher Brian W. Kocher	Vice President, Controller and Chief Accounting Officer

*By	/s/ Brian W. Kocher
Attorney-in-Fact **

**	Pursuant to Power of Attorney.